UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2025

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota 55102

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	ECL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 18, 2025, Ecolab Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several Underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500 million aggregate principal amount of its 5.000% Notes due 2035 (the “Notes”).

On August 27, 2025, the Company completed the offering of the Notes, and the Notes were issued pursuant to the Indenture (the “Base Indenture”), dated January 12, 2015, between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), as amended by the Fourteenth Supplemental Indenture, dated August 27, 2025 (the “Fourteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The Notes are a separate series of debt securities under the Indenture. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, which may include, without limitation, partial funding of the Company’s previously announced acquisition of Ovivo Inc.’s Electronics business and repayment of commercial paper or other indebtedness.

The Notes bear interest at a rate of 5.000% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2026. The Notes will mature on September 1, 2035 and are redeemable at the Company’s option, in whole at any time or in part prior to June 1, 2035, at the redemption prices specified in the Indenture.

Upon the occurrence of certain change of control events with respect to the Notes as described in the Indenture, the Company will be required to offer to repurchase the Notes at a price equal to 101% of the aggregate principal amount thereof, plus any accrued and unpaid interest to, but excluding, the date of repurchase.

The Indenture contains covenants that limit, among other things, the ability of the Company and its subsidiaries to incur liens on certain properties to secure debt, to engage in sale and leaseback transactions and to transfer certain property, stock or debt of any restricted subsidiary to any unrestricted subsidiary (each as defined in the Indenture).

The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-275302) (the “Registration Statement”) under the Securities Act of 1933, as amended, which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on November 3, 2023. The Company has filed with the SEC a prospectus supplement, dated August 18, 2025 together with the accompanying prospectus, dated November 3, 2023, relating to the offering and sale of the Notes.

The above descriptions of the Underwriting Agreement, the Base Indenture, the Fourteenth Supplemental Indenture and the Notes are qualified in their entirety by reference to the Underwriting Agreement, the Base Indenture, the Fourteenth Supplemental Indenture, and the form of 5.000% Notes due 2035, each of which is incorporated herein by reference and which are included in this Current Report on Form 8-K as Exhibits (1.1), (4.1), (4.2), and (4.3), respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Method of Filing

(1.1)	Underwriting Agreement, dated as of August 18, 2025, among Ecolab Inc. and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.	Filed herewith.

(4.1)	Indenture, dated January 12, 2015, between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association).	Incorporated by reference to the Current Report on Form 8-K filed by Ecolab Inc. with the SEC on January 15, 2015.

(4.2)	Fourteenth Supplemental Indenture, dated as of August 27, 2025, between Ecolab Inc. and Computershare Trust Company, N.A.	Filed herewith.

(4.3)	Form of 5.000% Notes due 2035.	Included in Exhibit (4.2) above.

(5.1)	Opinion of McGuireWoods LLP.	Filed herewith.

(23.1)	Consent of McGuireWoods LLP.	Included in Exhibit (5.1) above.

(104)	Cover Page Interactive Data File.	Embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: August 27, 2025

	By:	/s/ Theresa Corona
		Name:	Theresa Corona
		Title:	Assistant Secretary